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EXHIBIT 21        SUBSIDIARIES OF THE REGISTRANT

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NAME                                              JURISDICTION                   TRADE NAMES
ISN Internet Sports Network, (Canada) Inc.        British Columbia, Canada

ISN California, Inc.                              California                     Pick'em Sports

ISN Wisconsin, Inc.                               Wisconsin                      SportsBuff

Sportsmark Promotions, Inc.                       Delaware

Sportsmark, Inc.                                  Alberta, Canada

Classroom 2000, Inc.                              Alberta, Canada

St. Clair Group Investments, Inc.                 Ontario, Canada
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